================================================================================




Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals



                          INDEPENDENT AUDITORS' CONSENT




         We consent to the use in the amended Registration Statement of Zandaria Ventures Inc. on Form SB-2 of our Report of Independent Registered Public Accounting Firm, dated June 23, 2006, on the balance sheets of Zandaria Ventures Inc. as at March 31, 2006 and 2005, and the related statements of operations, cash flows, and stockholders' equity for the years ended March 31, 2006 and 2005 and for the cumulative period from February 23, 2005 (date of inception) to March 31, 2006.

         In addition, we consent to the reference to us under the heading "Experts and Legal Counsel" in the Registration Statement.




                                           "Cinnamon Jang Willoughby & Company"


                                                          Chartered Accountants

Burnaby, BC
September 8, 2006